Exhibit 99.1

FOR FURTHER INFORMATION:
Michael W. McCarthy
VP- Corporate Communications
Photronics, Inc.
(203)775-9000 mmccarthy@brk.photronics.com

FOR IMMEDIATE RELEASE

November 8, 2005

PHOTRONICS REVISES GUIDANCE FOR FOURTH QUARTER OF FISCAL 2005

BROOKFIELD, Connecticut November 8, 2005 — Photronics, Inc. (Nasdaq:PLAB), a worldwide leader in supplying innovative photomask-based imaging solutions for the global electronics and display industries, announced today that it is revising its fourth quarter revenue and earnings guidance. Photronics expects that revenues for the three months ended October 30, 2005 will be approximately $110.0 million to $112.0 million compared to previous guidance of $115.0 million to $121.0 million. As a result, earnings are expected to be between $0.15 and $0.18 per diluted share. Included in the revised earnings per share guidance is a severance charge of $0.01 per share related to the continued streamlining of the Company’s North American operating infrastructure.

Photronics’ fourth quarter performance was negatively impacted by a decline in forecasted demand primarily for mainstream products (180 nanometer and above) in the Company’s North America region during the latter part of the quarter. While each of the three regions Photronics serves experienced some unexpected softening for mainstream products, the effect on North America was more pronounced as the Company has earned such a high share of this service driven business. Photronics believes that the major driver of lower photomask demand was that mainstream designs were held back from release by semiconductor companies experiencing high fab utilization on their current products.

“During the quarter we experienced a sequential increase in excess of 20%, in absolute dollars, for high end (130 nanometer and below and Gen 6/Gen 7 flat panel display) semiconductor and flat panel display masks,” commented Michael J. Luttati, Chief Executive Officer. “Our discussions with a broad cross section of global customers point to an overall demand picture for mainstream and advanced technology node semiconductors that is fundamentally solid and growing in 2006. Photronics’ strong

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market share position in the mainstream nodes, coupled with our investments to support those customers that are actively transitioning to more advanced technology nodes, gives us a high degree of confidence that we can achieve our strategic growth plans. These include establishing Photronics as a profitable technology leader, executing on market share growth opportunities and building Photronics into an integrated global company.”

Mr. Luttati added, “We will continue to adapt our cost structure to any significant changing market conditions like those experienced this quarter. This means matching our regional and global infrastructures so that we optimize manufacturing efficiencies into those areas that present the greatest opportunity to support the growing demand for photomask technology and services, while at the same time enabling Photronics to achieve its financial goals. To the extent that the trends we have seen continue or accelerate in the North American region, we can, and will, move quickly to strengthen our competitive position and align our manufacturing costs.”

In closing Mr. Luttati stated, “We are disappointed that we did not achieve our forecasted guidance this quarter, however, it is important to note that Photronics recorded a number of strategically important achievements during the fiscal year. In addition to fiscal 2005 being a record with respect to total revenues, our team executed on gaining market share among our semiconductor mask customers, we substantially increased our ownership of PK Ltd. Korea in accretive transactions, we progressed with the construction of new facilities in the growing Asian markets of Shanghai, China for semiconductors and in Taichung, Taiwan for flat panel display masks, and we continued to deliver share gains in the flat panel display mask segment with October representing the eighth consecutive quarter of sequential growth. Financially, we continued to aggressively manage our cost structure and substantially improved our balance sheet. Each of these achievements represents a strengthening of our competitive position as we begin our new fiscal year.”

A conference call with investors and the media to discuss this announcement can be accessed by logging onto Photronics’ web site at www.photronics.com, then clicking on the Conference Call button. The call is scheduled for 8:30 a.m. Eastern Standard Time on Wednesday, November 9, 2005. This call

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will be archived on Photronics’ web site for instant replay access until the Company reports its fourth quarter results after the market closes on Tuesday, December 6, 2005. The dial in number for the live call is 706-634-5086.

Photronics will release its fiscal fourth quarter earnings after the market closes on Tuesday, December 6, 2005. A conference call with investors and the media can be accessed by logging onto Photronics’ web site at www.photronics.com, then clicking on the Conference Call button. The call is scheduled for 8:30 a.m. Eastern Standard Time on Wednesday, December 7, 2005 and will be archived on the web site for instant replay access until the Company reports its fiscal 2006 first quarter results after the market closes on Tuesday, February 14, 2006. The dial in number for this call is 706-634-5086.

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors, photomasks are used to transfer circuit patterns onto semiconductor wafers during the fabrication of integrated circuits. They are produced in accordance with circuit designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this release are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company’s products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company’s ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company’s SEC filings from time to time. Any forward-looking statements should be considered in light of these factors. The Company assumes no obligation to update the information in this release.

05-Photronics Revises Q4 Guidance